                     AMENDMENT NO. 1
                     ---------------
                         to the

              INVESTMENT ADVISORY AGREEMENT
              -----------------------------


     Amendment No. 1 made as of the ----------- day of -----------, 1996, by and between GENERAL AMERICAN CAPITAL COMPANY ("Company"), a Maryland corporation, and CONNING ASSET MANAGEMENT COMPANY ("Adviser"), formerly known as General American Investment Management Company, a Missouri corporation which is registered as an investment adviser under the Investment Advisers Act of 1940, amends the Investment Advisory Agreement, dated as of the twenty-first day of July, 1993, by and between the Company and the Adviser, as follows:
     (i) ARTICLE II is hereby amended to change the name of the Equity Index Fund to the S&P 500 Index Fund, the International Equity Fund to the International Index
     Fund, and the Special Equity Fund to the Mid-Cap Equity
     Fund; and
     (ii) ARTICLE II is hereby amended to change the investment advisory fee rates for the International
     Index Fund and the Mid-Cap Equity Fund to read as follows:

          International Index Fund Assets
          -------------------------------

          First $10 million             .50%
          Next $10 million              .40%
          Balance over $20 million      .30%

          Mid-Cap Equity Fund Assets
          --------------------------

          First $10 million             .55%
          Next $10 million              .45%
          Balance over $20 million      .40%


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

     IN WITNESS WHEREOF, the parties have caused this Amendment
No. 1 to the Investment Advisory Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

Attest:                                GENERAL AMERICAN CAPITAL COMPANY

------------------------------         By: -------------------------------
Matthew P. McCauley, Secretary             Richard A. Liddy, President


                                       CONNING ASSET MANAGEMENT
Attest:                                COMPANY

------------------------------         By: -------------------------------
Joyce W. Hillebrand, Assistant             Leonard M. Rubenstein, Chief
  Secretary                                Executive Officer


CAM:amg/CapCo-2.doc

                                    C-17